Exhibit (a)(2)

                       Report of Independent Registered
                       Public Accounting Firm on Schedules

The Board of Directors
Woodmen of the World Life
   Insurance Society and/or Omaha
   Woodmen Life Insurance Society

We have audited the statutory-basis statements of admitted assets, liabilities and surplus of Woodmen of the World Life Insurance Society and/or Omaha Woodmen Life Insurance Society (the Society) as of December 31, 2004 and 2003, and the related statutory-basis statements of operations, surplus, and cash flow for each of the three years in the period ended December 31, 2004, and have issued our report thereon dated April 1, 2005 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules, listed in the Exhibit Index of this Registration Statement. These schedules are the responsibility of the Society's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                                           /s/ Ernst & Young LLP

Des Moines, Iowa
April 1, 2005

                                                                  Exhibit (a)(2)

                       Schedule I - Summary of Investments
                    Other Than Investments in Related Parties

                             As of December 31, 2004

                                                                                                          Amount at
                                                                                                        Which Shown
                                                                                                           in the
                                                                                       Estimated        Statement of
                                                                                         Market           Financial
 Type of Investment                                                      Cost            Value            Position
--------------------------------------------------------------------------------------------------------------------
                                                                                    (In Thousands)
Bonds:
   U.S. Treasury securities and obligations of U.S. government
      corporations and agencies                                       $  126,576        $  133,410        $  126,576
   States, municipalities, and political subdivisions                    333,580           338,254           333,580
   Foreign governments                                                    83,243            88,427            83,243
   Public utilities                                                      731,088           759,833           731,088
   All other corporate bonds                                           2,538,441         2,729,439         2,538,441
Mortgage-backed and other asset-backed securities                      1,021,115         1,066,089         1,021,115
                                                                      ----------------------------------------------
Total bonds                                                            4,834,043         5,115,452         4,834,043

Equity securities - common stocks:
   Public utilities                                                       10,830            20,940            20,940
   Banks, trust, and insurance companies                                     383             4,165             4,165
   Industrial, miscellaneous, and all other                              136,627           206,856           206,856
                                                                      ----------------------------------------------
Total equity securities                                                  147,840           231,961           231,961

Mortgage loans                                                         1,166,419                           1,166,419
Real estate                                                              112,130                             112,130
Certificate loans                                                        162,828                             162,828
Other invested assets                                                    173,822                             173,822
                                                                      ----------                          ----------
Total investments                                                     $6,597,082                          $6,681,203
                                                                      ==========                          ==========

See accompanying report of independent auditors.

                                                                  Exhibit (a)(2)

               Schedule III - Supplementary Insurance Information

  As of December 31, 2004, 2003 and 2002, and for Each of the Years Then Ended

                                        Future Policy    Contractholder and
                                           Benefits             Other
                                          and Claims   Certificateholder Funds
                                        ---------------------------------------
                                                   (In Thousands)
 2004
 Life and health insurance                  $5,713,262         $113,242

 2003
 Life and health insurance                  $5,376,380         $126,058

 2002
 Life and health insurance                  $4,949,520         $133,494

                                                                  Exhibit (a)(2)

  As of December 31, 2004, 2003 and 2002, and for Each of the Years Then Ended

                                                       Premiums                         Benefits, Claims,
                                                       and Other       Net Investment    and Settlement    Other Operating
                                                    Considerations       Income (1)         Expenses         Expenses (1)
                                                  ---------------------------------------------------------------------------
                                                                                (In Thousands)
 2004
 Life and health insurance                                $652,646          $403,665           $698,553          $182,785

 2003
 Life and health insurance                                $702,029          $389,805           $752,532          $184,503

 2002
 Life and health insurance                                $721,598          $357,028           $747,571          $171,473

(1) Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.

See accompanying report of independent auditors.

                                                                  Exhibit (a)(2)

                            Schedule IV - Reinsurance

  As of December 31, 2004, 2003, and 2002, and for Each of the Years Then Ended

                                                                                  Gross      Ceded to Other         Net
                                                                                  Amount       Companies          Amount
                                                                               ---------------------------------------------
                                                                                              (In Thousands)
 2004
 Life insurance in force                                                       $33,349,746       $4,370,169      $28,979,577
                                                                               =============================================

 Premiums:
    Life insurance                                                                $643,730           $5,701         $638,029
    Supplemental contracts involving life contingencies                              6,536                -            6,536
    Supplemental contracts not involving life contingencies                              -                -                -
    Accident and health insurance                                                    9,294            1,213            8,081
                                                                               ---------------------------------------------
 Total                                                                            $659,560           $6,914         $652,646
                                                                               =============================================

 2003
 Life insurance in force                                                       $32,838,796       $3,661,397      $29,177,399
                                                                               =============================================

 Premiums:
    Life insurance                                                                $694,683           $7,037         $687,646
    Supplemental contracts involving life contingencies                              6,930                -            6,930
    Supplemental contracts not involving life contingencies                              -                -                -
    Accident and health insurance                                                    8,405              952            7,453
                                                                               ---------------------------------------------
 Total                                                                            $710,018           $7,989         $702,029
                                                                               =============================================

 2002
 Life insurance in force                                                       $32,377,687       $3,297,643      $29,080,044
                                                                               =============================================

 Premiums:
    Life insurance                                                                $713,572           $6,379         $707,193
    Supplemental contracts involving life contingencies                              7,711                -            7,711
    Supplemental contracts not involving life contingencies                              -                -                -
    Accident and health insurance                                                    7,398              704            6,694
                                                                               =============================================
 Total                                                                            $728,681           $7,083         $721,598
                                                                               =============================================

See accompanying report of independent auditors.